Exhibit 34.3

KPMG LLP
Suite 1400
55 Second Street
San Francisco, CA 94105

Report of Independent Registered Public Accounting Firm

The Board of Directors

First Republic Bank:

We have examined management’s assessment, included in the accompanying Management Assessment, that First Republic Bank (the Bank) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB for residential mortgage loans serviced for others (the Platform), except for the servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(C), and 1122(d)(4)(xv), which the Bank has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2014. Appendix A to the Management Assessment identifies the individual asset-backed transactions and securities defined by management as constituting the Platform. Management is responsible for the Bank’s compliance with the servicing criteria. Our responsibility is to express an opinion on management’s assessment about the Bank’s compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Bank’s compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities that comprise the Platform, testing selected servicing activities related to the Platform, and determining whether the Bank processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Bank during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Bank during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Bank’s compliance with the servicing criteria.

As described in the accompanying Management’s Assessment, for servicing criteria 1122(d)(4)(iv), 1122(d)(4)(xi), and 1122(d)(4)(xii), the Bank has engaged certain vendors to perform the activities required by these servicing criteria. The Bank has determined that none of these vendors are deemed to be “servicers” as defined in Item 1101(j) of Regulation AB, and the Bank has elected to take responsibility for assessing compliance with the servicing criteria applicable to these vendors as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). As permitted by Interpretation 17.06, the Bank has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Bank is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the Bank’s eligibility to apply Interpretation 17.06.

In our opinion, management’s assessment that First Republic Bank complied with the aforementioned servicing criteria, including 1122(d)(4)(iv), 1122(d)(4)(xi), and 1122(d)(4)(xii) for which compliance is determined based on Interpretation 17.06 as described above, as of and for the year ended December 31, 2014 is fairly stated, in all material respects.

KPMG LLP is a Delaware limited liability partnership,

the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.

/s/ KPMG LLP

San Francisco, California

February 27, 2015

Appendix A

Investor #	Investor Name	Loan Count	Balance
50	First Republic Preferred Capital Corp. I	33	$34,740,119.74
70	Intrepid LLLP	7	$5,674,527.77
120	Redwood Trust (Bear Stearns)	26	$21,950,455.68
122	Sequioa 2007-2	45	$45,093,047.34
123	SEMT 2007-3	13	$18,345,837.27
124	CSMC Trust 2014-SAF1	1	$888,460.11
126	MTGLQ Investors, L.P.	139	$103,063,741.54
127	OneWest Bank N.A.	771	$643,760,103.64
128	Sequoia Mortgage Trust 2014-1	75	$66,366,575.13
129	STIFEL BANK & TRUST	46	$47,083,151.62
131	Morgan Stanley Mortgage	197	$209,222,128.75
132	JP Morgan Mortgage Trust 2014-2	332	$156,824,181.69
133	Sequoia Mortgage Trust 2013-12	47	$38,385,072.09
134	CSMC 2014-IVR3	61	$38,298,317.32
135	Citizens Bank, N.A And Various	3	$2,077,863.71
136	MSRM Loan Trust 2014-1	283	$248,678,800.88
137	Sequoia Mortgage Trust 2014-3	69	$58,277,857.97
138	J.P. Morgan Trust 2014-IVR3	93	$120,724,648.02
141	Delta Community Credit Union	24	$30,225,275.87
142	Sequoia Mortgage Trust 2013-12	56	$49,681,314.66
143	CSMC Trust 2014-IVR1	10	$9,016,876.51
144	CSMC Trust 2013-IVR5	1	$639,044.11
145	JP Morgan Mortgage TR 2014-1	53	$48,410,655.33
146	Florida Community Bank, N.A.	42	$46,574,295.35
147	Citizens Bank of Pennsylvania	98	$83,735,591.00
149	Hudson Valley Bank	6	$8,671,918.72
151	CMSC Trust 2013-7	2	$1,812,926.56
152	Sequoia Mortgage Trust 2013-11	16	$14,102,222.94
153	Sequoia Mortgage Trust 2013-10	2	$1,432,761.41
154	CSMC Trust 2013-6	19	$21,190,469.62
155	JP Morgan Mortgage Trust 2013-3	119	$127,861,596.09
156	NRP MortgageTrust 2013-1	447	$413,054,672.75
157	CSMC Trust 2013-HYB1	323	$351,108,854.80
158	CSMC Trust 2013-IVR4	36	$37,609,855.05
162	Citigroup Mortgage Loan Turst Series 2005-6	32	$17,114,284.11
163	SAMI II 2005-AR2	92	$85,075,788.57
164	MLCC 2005-3	39	$33,039,989.89
165	MLMI 2005-A10	31	$31,487,043.82
166	Redwood Residential Acquisition Corp	181	$159,865,223.85
167	Sequoia Mortgage Trust 2011-1	29	$27,974,460.36
168	Sequoia Mortgage Trust 2011-2	76	$53,094,103.93
169	Sequoia Mortgage Trust 2012-1	81	$75,202,377.19
172	SEMT 2012-2	91	$84,920,208.49
173	SEMT 2013-1	20	$21,661,957.36
174	Sequoia Mortgage Trust 2012-3	77	$77,287,081.95
175	Harbor View 2003-2(formerly Greenwich)	6	$2,628,829.52
176	Harbor View 2004-1(formerly Greenwich)	22	$9,866,750.16
177	Harbor View 2004-5(formerly Greenwich)	7	$3,984,002.95
178	Harbor View 2006-6	1	$401,075.01
179	Harbor View 2007-6	1	$484,158.17
180	MASTR 2003-5 (formerly UBS Warburg)	3	$1,919,609.86
181	Sequoia Mortgage Trust 2012-5	74	$70,291,993.04
182	Sequoia Mortgage Trust 2013-2	314	$284,437,931.21
183	Sequoia Mortgage Trust 2013-3	80	$76,572,832.22
184	Sequoia Mortgage Trust 2013-4	58	$61,645,657.44
185	MASTI 2003-4 (formerly UBS Warburg)	7	$4,595,449.38
187	Sequoia Mortgage Trust 2013-7	14	$11,689,933.19
188	Sequoia Mortgage Trust 2013-8	4	$2,581,364.55
189	CSMC Trust 2013-IVR3	30	$36,418,802.74

Appendix A

Investor #	Investor Name	Loan Count	Balance
191	CSFB 2004-5	2	$614,451.60
192	CSFB 2004-6	5	$884,699.21
193	CSFB 2004-7	1	$300,373.04
194	TIAA-CREF Trust Company, FSB	295	$192,451,699.79
195	MLMI 2005-A1	17	$8,369,269.02
196	Merrill Lynch Bank	29	$25,013,573.13
197	MLCC 2006-2	59	$33,519,471.51
199	Sequoia Mortgage Trust 2012-4	56	$55,973,052.61
200	Sequoia Mortgage Trust 2012-6	34	$33,015,579.11
201	JP Morgan Mortgage Acq. Corp.	1314	$1,337,996,283.50
203	Scottrade Bank	110	$55,422,563.04
204	JP Morgan Mortgage Trust 2013-1	272	$200,883,658.37
207	CSMC Trust 2013-IVR1	103	$88,378,639.07
209	CSMC Trust 2013-1VR2	176	$162,525,143.67
210	Washington Mutual (formerly Bank United of Texas)	1	$25,365.60
215	Bank United N.A.	36	$37,858,118.19
216	North Valley Bank	13	$14,456,729.54
217	Signature Bank	17	$22,514,523,24
218	RBS Financial Products Inc.	2	$1,276,490.33
227	Washington Mutual (formerly Bank United of Texas)	3	$116,885.32
243	Chase Mortgage Services, Inc.	1	$206,346.40
244	Independent National Mortgage	1	$349,037.04
248	Washington Mutual Bank, Flow Sales (PNC)	2	$517,779.73
250	CitiMortgage	9	$3,487,508.13
260	CitiMortgage	14	$2,817,580.92
312	Residential Funding	27	$9,143,979.50
313	BofA Funding 2011-SDI	1	$659,107.61
330	U.S. Bank	2	$251,928.72
355	Thornburg Mortgage (Wells Fargo Master Servicer)	536	$382,743,146.34
356	Thornburg 2008-1	3	$1,761,970.83
357	Everbank	24	$22,469,450.03
358	DLJ Mortgage Capital, Inc.	31	$28,375,964.43
360	Northfield Bank	213	$182,506,907.88
361	JP Morgan Trust 2014-OAK4	12	$14,115,811.37
362	JP Morgan Mortgage Trust 2014-5	197	$138,108,473.03
363	Sequoia Mortgage Trust 2014-4	126	$111,076,435.22
364	JP Morgan Mortgage TR2014-IVR6	386	$385,088,266.52
414	Federal Home Mortgage Loan Association	7	$401,468.57
415	FNMA MBS	6	$432,331.24
510	CitiMortgage	6	$709,416.98
515	Fannie Mae-Laser	4700	$1,585,203,666.02
516	Bank of New Canaan	3	$4,673,224.00
633	Chase Mortgage Services, Inc.	3	$133,428.61
636	Bank United of Florida	1	$26,713.35
637	Bank of America	4	$268,431.65
720	2002-FRB2 REMIC	28	$16,452,824.12
730	2002-FRBI REMIC	45	$25,392,444.06
740	2001-FRB1 REMIC	55	$38,356,015.51
750	Washington Mutual Bank	1	$427,738.92
760	2000-FRB1 REMIC	20	$7,501,407.06
770	Bear Stearns	12	$3,447,367.50
775	AAR BART 2003-5 (Bear Stearns)	28	$9,563,064.60
777	HVMLT 2006-13	1	$747,588.23
780	2000-FRB2 REMIC	31	$15,340,594.50
614	Federal Home Loan Mortgage Association	1	$48,273.76

	Total	13,947	$9,603,226,391.27